SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORTPURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):March 12, 2010

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12835 East Arapahoe Road

Tower One, Penthouse #850

Englewood, CO 80112

(Address of principal executive offices)

(303) 726-0279

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

          The relationship between our Company and the firm of M&K CPAS, PLLC (“M&K”), our independent accountant who was retained on August 24, 2009 and who conducted a review of our financial statements for the nine month period ended September 30, 2009, was terminated effective March 12, 2010. Our Board of Directors authorized this action.

In connection with the review of our financial statements as of and for the nine month period ended September 30, 2009, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of M&K, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

          M&K was engaged on August 24, 2009 and has never issued an audit report on our financial statements.

          We have requested that M&K furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.3.

          In addition, effective March 12, 2010, we retained the firm of Ronald R. Chadwick, P.C. (“RRC”), to audit our financial statement for our fiscal years ending December 31, 2008 and 2009, and include such report as part of our annual report on Form 10-K for our fiscal year ending December 31, 2009. This change in independent accountants was approved by our Board of Directors. There were no consultations between us and RRC prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.3	Letter from M&K CPAS, PLLC

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2010	ENDEAVOR POWER CORP. By:_s/Brent Wilder___________________ Brent Wilder, President